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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-190972) of KaloBios Pharmaceuticals, Inc. and in the related Prospectuses and in the Registration Statement (Form S-8 No. 333-183725) pertaining to the 2001 Stock Plan and 2012 Equity Incentive Plan of KaloBios Pharmaceuticals, Inc. of our report dated March 13, 2014, with respect to the consolidated financial statements of KaloBios Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Redwood City, California
March 13, 2014

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm